UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, OHIO	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 7, 2021, Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”) closed its underwritten public offering of 4,000,000 shares of the Company’s 7.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share (“Series A Preferred Stock”). The offering was conducted pursuant to an underwriting agreement, dated May 4, 2021 (the “Underwriting Agreement”), by and among the Company and B. Riley Securities, Inc., as representative of the several underwriters named in Schedule A thereto (the “Underwriters”). At the closing, the Company issued 4,000,000 shares of Series A Preferred Stock (the “Shares”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to 600,000 additional Shares.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933 (the “Securities Act”), other obligations of the parties and termination provisions.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Shares were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-255428) initially filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2020 and declared effective by the Commission on April 30, 2021 (the “Registration Statement”). A final prospectus supplement relating to the offering was filed with the Commission on May 6, 2021 (the “Prospectus Supplement”).

Item 3.03.	Material Modification to Rights of Security Holders.

As of the issuance by the Company of its Series A Preferred Stock on May 7, 2021, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock, par value $0.01 per share (“Common Stock”) or any shares of other stock of the Company that rank junior to or on parity with the Series A Preferred Stock either as to the payment of dividends and/or as to the distribution of assets upon the liquidation, dissolution or winding up of the Company is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series A Preferred Stock.

The terms of the Series A Preferred Stock, including such restrictions, are more fully described in Item 5.03 below, and this description is qualified in its entirety by reference to the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2021, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Series A Preferred Stock. As described in Item 1.01 above, on May 7, 2021, the Company completed a public offering of, and issued, 4,000,000 Shares of Series A Preferred Stock. The following is a summary description of those terms and the general effect of the issuance of the Shares on the Company’s other classes of registered securities.

The Series A Preferred Stock will, as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding-up, rank: (1) senior to all classes or series of Common Stock and to all other capital stock issued by the Company expressly designated as ranking junior to the Series A Preferred Stock; (2) on parity with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series A Preferred Stock; (3) junior to any future class or series of the Company’s capital stock expressly designated as ranking senior to the Series A Preferred Stock; and (4) junior to all the Company’s existing and future indebtedness.

The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares the Series A Preferred Stock are entitled to be paid out of the Company’s assets legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) an amount equal to $25.00 per share of the Series A Preferred Stock, plus any amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of Common Stock or any other class of or series of the Corporation’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock.

The Company will pay cumulative cash dividends on the Series A Preferred Stock when, as and if declared by its board of directors (or a duly authorized committee of its board of directors), only out of funds legally available for payment of dividends. Dividends on the Series A Preferred Stock will accrue on the stated amount of $25.00 per share of the Series A Preferred Stock at a rate per annum equal to 7.75% (equivalent to $1.9375 per year), payable quarterly in arrears. Dividends on the Series A Preferred Stock declared by our board of directors (or a duly authorized committee of our board of directors) will be payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning on June 30, 2021.

Generally, the Series A Preferred Stock is not redeemable by the Company prior to May 7, 2026. However, upon a change of control or delisting event (each as defined in the Certificate of Designations), the Company will have a special option to redeem the Series A Preferred Stock for a limited period of time.

Additionally, the Series A Preferred Stock is generally not convertible into or exchangeable for any other property or securities of the Company. However, upon a change of control or delisting event (each as defined in the Certificate of Designations), the holders of the Series A Preferred Stock will have the right to convert some or all of the Series A Preferred Stock held by such holder into a number of shares of Common Stock, subject to important limitations.

As further described in the Certificate of Designations, so long as any share of the Series A Preferred Stock remains outstanding, unless the Company has either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed dividends, the Company will be restricted from making certain dividends and conducting certain redemption and repurchases with respect to its capital stock. The restrictions in the foregoing sentence are subject to limited exceptions.

Holders of shares of the Series A Preferred Stock generally have no voting rights, except as required by law and as provided in the Certificate of Designations. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series A Preferred Stock and the creation of additional classes or series of preferred stock that rank senior to the Series A Preferred Stock.

In addition, subject to certain limitations, if dividends on any shares of the Series A Preferred Stock have not been declared and paid for six full quarterly dividend payments, whether or not for consecutive dividend periods, the holders of shares of the Series A Preferred Stock, voting together as a class with holders of any other series of preferred stock then outstanding upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors until all accumulated dividends for all past completed dividend periods have been paid in full on the Series A Preferred Stock.

The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Designations is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference. A specimen certificate representing the Series A Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 5, 2021, the Company issued a press release announcing the pricing of the offering of Series A Preferred Stock. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 4, 2021
3.1	Certificate of Designations with respect to the 7.75% Series A Cumulative Perpetual Preferred Stock, dated May 6, 2021, filed with the Secretary of State of Delaware and effective on May 6, 2021 (incorporated by reference to Exhibit 3.4 of Babcock & Wilcox Enterprises, Inc.’s Form 8-A (File No. 001-36876), filed on May 7, 2021)
4.1	Form of Certificate representing the 7.75% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 of Babcock & Wilcox Enterprises, Inc.’s Form 8-A (File No. 001-36876), filed on May 7, 2021)
5.1	Opinion of O’Melveny & Myers LLP
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1)
99.1	Press Release dated May 5, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

Date: May 7, 2021	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Representative)